EXHIBIT NN

                             WAIVER


     THIS WAIVER is given as of February 8, 1994.

     WHEREAS, the undersigned are "Shareholders" under the Stock
Purchase Agreement, dated January 1, 1983 (the "1983 Agreement"), among certain Carroll family members and affiliates relating to shares of the common stock of Katy Industries, Inc. ("Katy shares");

     WHEREAS, the 1983 Agreement provides that each party thereto has a right of first refusal to acquire Katy shares proposed to be sold by other parties thereto;

     AND WHEREAS, the Wallace E. Carroll Trust U/A dated 5/1/58
F/B/O Barry J. Carroll and his descendants (the "Selling
Shareholder") now desires to sell up to 90,100 Katy shares and the undersigned have elected not to purchase such Katy shares from the Selling Shareholder;

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

     1. Waiver. Each of the undersigned hereby waives any right to, and elects not to, exercise any right of first refusal option he may have under paragraph 6 of the 1983 Agreement with respect to sales on market of an aggregate of not more than 90,100 Katy shares by the Selling Shareholder during the sixty day period beginning on the date of this Waiver.

     2. Counterparts. This Waiver may be executed in any number of counterparts, all of which together shall together constitute one and the same instrument.

     3. Governing Law. This Waiver shall be governed by the laws of the State of Delaware without regard to conflicts of laws.


                    *     *     *     *     *

                      Page 129 of 131 Pages
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     IN WITNESS WHEREOF, the undersigned have executed this
Waiver as of the date first above written.



LE WA COMPANY


By: /s/ Wallace E. Carroll, Jr.
     Wallace E. Carroll, Jr., Vice President



CRL, INC.


By: /s/ John R. Prann, Jr.
     John R. Prann, Jr., President



BUILDING MANAGEMENT CORPORATION


By: /s/ Wallace E. Carroll, Jr.
     Wallace E. Carroll, Jr., Vice President



MANUFACTURERS ACCEPTANCE CORPORATION


By: /s/ John R. Prann, Jr.
     John R. Prann, Jr., President



B.M. ROOT COMPANY


By: /s/ John R. Prann, Jr.
     John R. Prann, Jr., President



THE TAFT-PEIRCE MANUFACTURING COMPANY


By: /s/ John R. Prann, Jr.
     John R. Prann, Jr., President



                      Page 130 of 131 Pages

Z LIQUIDATION CORPORATION


By: /s/ John R. Prann, Jr.
     John R. Prann, Jr., President



CARROLL INTERNATIONAL CORPORATION


By: /s/ Barry J. Carroll
     Barry J. Carroll, President
                      Page 131 of 131 Pages